UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4350 Congress Street, Suite 700, Charlotte, North Carolina		28209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2017, our Board of Directors (the “Board”) appointed Laurie Brlas to our Board as a non-employee director, effective as of the same date, to fill the vacancy left by the retirement of Mr. John Sherman Jr. at our 2017 Annual Meeting of Stockholders. Ms. Brlas was also appointed to the Audit & Finance Committee and the Nominating & Governance Committee of our Board.

In accordance with our non-employee director compensation program, Ms. Brlas will receive an annual retainer of $100,000, payable quarterly beginning July 1, 2017, and an annual grant of stock equal to $120,000.

Ms. Brlas does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between her and any other person pursuant to which she was appointed as a director.

A copy of our press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated June 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: June 26, 2017	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and General Counsel

Index to Exhibits

Exhibit No.

99.1	Press Release dated June 26, 2017